Exhibit 5.2

November 13, 2025

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Re:	Fossil Group, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Fossil Group, Inc., a Delaware corporation (the “Company”), in connection with (i) the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale by the Company of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the preparation of a preliminary prospectus supplement, dated November 13, 2025, filed on the date hereof as part of the Registration Statement (the “Prospectus Supplement”), which supplements the base prospectus in the Registration Statement, in connection with the offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415(a)(4) of the Act by the Company of shares of Common Stock having an aggregate offering price not to exceed $50,000,000 (the “Shares”), pursuant to the terms of the Equity Distribution Agreement (the “Agreement”), dated November 13, 2025, between the Company and Maxim Group LLC. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of resolutions of the board of directors of the Company (the “Board”) dated November 11, 2025 authorizing the offering of the Shares pursuant to the terms of the Agreement and the transactions, documents and agreements related thereto (the “Offering Resolutions”) and such other corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that (i) the Shares will be issued and sold pursuant to the Registration Statement in such manner as relates to, and is described in, the Prospectus Supplement and in accordance with the terms of the Agreement; and (ii) upon sale and delivery, (x) the consideration for the issuance and sale of the Shares will not be less than the par value of the Common Stock; and (y) valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when the Shares have been issued and delivered in accordance with the Agreement and the Offering Resolutions against payment in full of the consideration payable therefor contemplated by the Agreement and the Offering Resolutions, the Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

Fossil Group, Inc.

November 13, 2025

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP